UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

HRG GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 906-8555
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On July 1, 2016, HGI Energy Holdings, LLC and HGI Energy (Compass) Holding Corporation (collectively, “HGI Energy”), wholly-owned subsidiaries of HRG Group, Inc. (“HRG”), entered into a purchase agreement (the “Purchase Agreement”) with CPP WI Holding Company, LLC (“Buyer” and together with HGI Energy, the “Parties”), pursuant to which Buyer agreed to purchase the issued and outstanding equity interests of Compass Production GP, LLC and Compass Production Partners, LP (collectively, “Compass”) for a cash purchase price (the “Purchase Price”) of $145 million (the “Transaction”). The Purchase Price will be reduced at closing by the balance of Compass’s credit facility outstanding at closing (currently estimated to be $125 million) and is subject to other customary closing adjustments, including adjustments for title and environmental defects.
The Transaction is subject to customary closing conditions and is expected to close, subject to satisfaction of such closing conditions, in August of 2016.  The Parties may terminate the Purchase Agreement at any time following September 15, 2016 if closing has not occurred by such date.
In connection with the Transaction, HRG has agreed to be a party to the Purchase Agreement for purposes of HGI Energy’s post-closing obligations. In addition, at the closing of the Transaction, HGI Energy will be recapitalized with an equity contribution of $110 million in assets or cash to satisfy its future obligations.
Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This report contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including those statements regarding the completion of the Transaction, any use of the proceeds thereof and any other expected benefits from or outcomes of the Transaction. Generally, forward-looking statements include information concerning possible or assumed future distributions from subsidiaries, other actions, events, results, strategies and expectations and are identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in or implied by such statements. These statements are based on the beliefs and assumptions of HRG’s management and the management of HRG’s subsidiaries (including target businesses). Factors that could cause actual results, events and developments to differ include, without limitation: the ability of HRG’s subsidiaries (including, target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions; the decision of HRG subsidiaries’ boards to make upstream cash distributions, which is subject to numerous factors such as restrictions contained in applicable financing agreements, state and regulatory restrictions and other relevant considerations as determined by the applicable board; HRG’s liquidity, which may be impacted by a variety of factors, including the capital needs of HRG’s current and future subsidiaries; capital market conditions; commodity market conditions; foreign exchange rates; HRG’s and its subsidiaries’ ability to identify, pursue or complete any suitable future acquisition or disposition opportunities, including realizing such transaction’s expected benefits, efficiencies/cost avoidance or savings, income and margins, growth, economies of scale, streamlined/combined operations, economic performance and conditions to, and the timetable for, completing applicable financial reporting requirements; litigation; potential and contingent liabilities; management’s plans; changes in regulations; taxes; and the risks that may affect the performance of the operating subsidiaries of HRG and those factors listed under the caption “Risk Factors” in HRG’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. HRG does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRG GROUP, INC.

By:	/s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Senior Vice President, General Counsel & Corporate Secretary

Dated: July 5, 2016